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                                                                       Exhibit 5
                                                                       ---------

                               Patton Boggs LLP
                              1660 Lincoln Street
                                  Suite 1900
                            Denver, Colorado  80264

                                (303) 830-1776

                                 June 27, 2001

AmeriVest Properties Inc.
1780 South Bellaire, Suite 515
Denver, CO 80222


Gentlemen and Ladies:

     We have acted as counsel for AmeriVest Properties Inc., a Maryland corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), concerning registration of the sale of 2,300,000 shares of the Company's $.001 par value common stock (the "Common Stock").

     We have examined the Articles Of Incorporation, as amended, and the Bylaws, as amended, of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 2,300,000 shares of Common Stock the sale of which is being registered by the Company will be, if and when sold and delivered as described in the Company's Registration Statement, legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent (1) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (2) to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations thereunder.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                              Very truly yours,

                              /s/ Patton Boggs LLP

                              PATTON BOGGS LLP
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